EXHIBIT 99.1

bBooth Adds NBCUniversal To Its Client Roster

Hollywood, CA – June 29, 2016 – bBooth, Inc. (OTCQB: BBTH), announces it has been tapped by NBCUniversal to utilize bBooth’s proprietary technology in connection with the promotion and marketing of Universal Pictures theatrical releases.

“We’re honored to work with the talented team at NBCUniversal, one of world’s leading media and entertainment companies,” states Rory J. Cutaia, bBooth’s President and Chief Executive Officer.

NBCUniversal is among the most recent companies to join bBooth’s rapidly growing list of Hollywood clients seeking to utilize the company’s innovative technology.

For more information on bBooth technology, please email info@bbooth.com.

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About bBooth

bBooth (OTCQB: BBTH) is a Hollywood-based entertainment technology company. Through its innovative, ground-breaking technology, bBooth is the new platform for content creation and distribution, artist promotion, fan engagement and brand activation. Its technology licensing division, bBoothTECH, offers the Company’s bNotifi product, a push-to-screen, interactive audio/video messaging and communications application for industry leading social engagement on mobile/desktop/web platforms. For more information on bBooth, visit www.bbooth.com.

About NBCUniversal

NBCUniversal is one of the world’s leading media and entertainment companies in the development, production, and marketing of entertainment, news and information to a global audience. NBCUniversal owns and operates a valuable portfolio of news and entertainment television networks, a premier motion picture company, significant television production operations, a leading television stations group, world-renowned theme parks, and a suite of leading Internet-based businesses. NBCUniversal is a subsidiary of Comcast Corporation. For more information on NBCUniversal, visit www.nbcuniversal.com.

Safe Harbor Statement

This press release contains statements, which may constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of bBooth, Inc., members of its management, and assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

CONTACT:

Please address media inquiries to:

Jaymie Scotto & Associates

+1 866.695.3629

pr@jaymiescotto.com

Please address investor inquiries to:
investors@bBooth.com